Exhibit 4.18

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The excluded information has been bracketed.

Loan Contract

Loan Contract

Contract Number: PING YIN(SHENZHEN) DAI ZI No. B251202003030001

☒ Beyond credit line

☑ Within credit line             Credit Facility Contract Name: Comprehensive Credit Facility Contract

Credit Facility Contract Number: PING YIN (SHENZHEN) ZONG ZI No. A251202003030001

Party A (Lender): Ping An Bank Co., Ltd. Shenzhen Branch

Domicile (Address): Ping An Bank Building, 1099 Shennan Middle Road, Futian District, Shenzhen

Legal Representative (Responsible Person): Zhiqun Yang  Phone: [***]

Contact Person: Zhiwei Chen  Department: Strategic Account Department IV Position: [***]

Phone: [***]  Email: [***]

Party B (Borrower): OneConnect Smart Technology Co., Ltd. (Shenzhen)

Domicile (Address): 55/F, Ping An Finance Center, Yitian Road, Futian District, Shenzhen

Legal Representative (Responsible Person): Wangchun Ye  Phone: [***]

Contact Person: Yan Huang  Department: Treasury Department Position: [***]

Phone: [***]  Email: [***]

Whereas Party B applies to Party A for a loan, the Parties hereto, in accordance with the Contract Law and the relevant laws and regulations, and based on the negotiations, enter into this contract. For the avoidance of doubt, if options are involved in any item herein, mark selected option with “☑”, and non-selected option with “☒”.

Article 1 Loan

1.1 Amount of loan: (Currency) RMB (in figure) 700,000,000.00 (in words) Seven Hundred Million Only.

1.2 The use of the loan is the item (1) below:

(1) Specific use: Day-to-day operation and turnover, and repayment of ordinary working capital bank loan and working capital loan from affiliates.

(2) [***]

1.3 The item (2) below applies to the loan term:

(1) Commencing from       (Month)       (Day),       (Year) and expiring on       (Month)       (Day),       (Year).

(2) 12 ☒ Day(s) ☑ Month(s) ☒ Year(s) commencing from:

☒ the execution date of this contract.

☑ the first drawdown date hereunder, that is, from       (Month)       (Day),       (Year) (the “First Drawdown Date”) to       (Month)       (Day),       (Year) (the “Maturity Date”); and if the actual first drawdown date comes earlier or later than the said first drawdown date, the maturity date shall be accordingly advanced or extended.

Commercial elements such as the actual amount of loan and commencing date and expiration date shall be those as stated on the receipt for loan.

If the loan is released by installments, the maturity date of each installment shall not be later than the maturity date of the first installment.

1.4 Loan rate

(1) The loan rate hereunder shall be established in accordance with the following criteria (“Rate Determination Method”):

☒ [***]

☒ [***]

☒ [***]

☒ [***]

☑ Benchmark interest rate on the loan of the same bracket as LPR on the disbursement date ☒ +/☑- [***] base points (variation point).

☒ [***]

Interest on the loan shall accrue on the basis of actual days during which the loan remains outstanding. The daily interest rate shall be annual rate/365 for pounds and/or Hong Kong dollars, and annual rate/360 for other currencies.

(2) Loan rate hereunder shall be adjusted as follows:

☒ [***]

①               [***]

②               [***]

☑ The fixed interest rate shall apply during the loan term.

If the interest rate is variable, the loan shall accrue interest at the adjusted interest rate from the interest rate adjustment date, however, if the loan is repaid by installment (including equal principal payment and decreasing-loan payment), the loan shall still accrue interest at the interest rate before the interest rate adjustment for the installment in which the interest rate adjustment date is located, and at the adjusted interest rate from the next installment.

(3) In the event that the benchmark interest rate is adjusted several times, Party A shall accordingly adjust the interest rate on the basis of the benchmark interest rate immediately preceding the interest rate adjustment date. In the event that the interest rate on the loan hereunder is based on the benchmark loan interest rate announced by the People’s Bank of China (“PBOC”), and that the said agreed loan interest rate becomes lower than the lower limit of the interest rate prescribed by PBOC because PBOC adjusts the extent of variation of the benchmark interest rate, the loan interest rate hereunder shall be adjusted to such lower limit prescribed by PBOC. In the event that PBOC no longer announces the benchmark interest rate, the loan interest rate hereunder shall be adjusted to the recognized interbank interest rate or the usual interest rate on the loan over the same period and in the same bracket, unless otherwise agreed by the Parties hereto.

(4) Where the State changes how to determine the interest rate, adjust the interest rate and calculate the interest, the relevant stipulations of the State shall prevail.

(5) Party A will not further notify Party B of any such interest rate adjustment.

1.5 Settlement of interest

The 20th day of each month shall be the interest settlement date. Party B shall pay the interest on a ☒ monthly, ☑ quarter, or ☒ yearly  basis, ☒ or in the method otherwise agreed upon. The maturity date of the loan shall be the last interest settlement date. Upon maturity of the loan, all outstanding interest shall be paid together with the principal.

(1) [***]

(2) if the interest is paid on a quarterly basis, the first interest settlement date shall be the first 20th day after the disbursement date, and the interest shall be settled every three months after the first interest settlement date.

(3) [***]

(4) [***]

1.6 Penalty interest

Penalty interest on the overdue loan hereunder: the interest rate applied hereunder plus [50]%;

Penalty interest on the misappropriated loan hereunder: the interest rate applied hereunder plus [100]%.

Article 2 Loan Disbursement

2.1 Party A has the right to review whether or not the following items have been satisfied prior to each disbursement of loan and to decide whether or not to disburse the loan based on such review, provided that such review does not constitute Party A’s obligation:

(1) Party B has completed the legal formalities (if any) such as governmental permission, approval, registration and delivery related to the loan hereunder in accordance with the relevant laws and regulations;

(2) The relevant guarantee contract and security interest (if any) have taken effect;

(3) Party B has fully paid the expenses (if any) related to this contract;

(4) Party B has satisfied the loan conditions agreed herein;

(5) There is no any adverse change in the operational and financial positions of Party B and/or the guarantor (if any);

(6) Party B does not change its repayment willingness and/or the guarantor (if any) does not change its guarantee willingness;

(7) Party B has not violated this contract or any other contractual documents entered into by Party A and Party B;

(8) There are no material adverse events that may affect Party A or Party B’s continued performance of this contract.

2.2 In the process of loan payment, if Party A finds decline in credit, weak profitability of principal business, and abnormal usage of the loan fund on the part of Party B, Party A has the right to change the loan payment method or terminate the disbursement and payments of the loan fund.

2.3 During the performance of this contract, if Party A becomes unable to continue disburse the loan hereunder due to changes in national macro-regulation policies, requirements of regulatory authority for Party A to control the credit scale or credit borrowers and/or for any other reason not attributable to Party A, Party A has the right to terminate the disbursement of the loan and/or terminate this contract and/or require Party B to repay all or part of the debt under the loan in advance, and Party B has no objection thereto.

2.4 Payment method of loan fund

Party A and Party B agree that the loan funds shall be paid as follows:

☑ Full entrusted payment, that is, Party A will, in accordance with the withdrawal request and payment authorization and through the account of Party B, pay the loan fund to Party B’s counterparty who complies with the agreed purpose.

☒ [***]

☒ [***]

2.5 Payment management

Party A and Party B agree to manage the payment of loan funds as follows:

In case of entrusted payment, Party B may require Party A to pay the loan fund only if the following payment conditions are satisfied:

(1) Party B submits the request for payment and the corresponding commercial contract and other evidence as required by Party A, and the transaction counterparty, payment amount and other information indicated in the request for payment are consistent with those indicated by the evidence;

(2) The request for payment complies with the loan purpose agreed herein;

(3) Party B authorizes Party A to pay loan funds to a specific transaction counterparty;

Party A has the right to examine whether or not the payment receiver, payment amount and other information listed in the request for payment provided by Party B are consistent with those set out in the evidence such as the corresponding commercial contract, and has the right to reject any request for payment not being covered by the loan purpose set forth herein.

[***]

2.6 Change in payment method and its triggering conditions

Party A has the right to adjust the amount subject to the entrusted payment or change the payment method to full entrusted payment in any of the following circumstances:

(1) In case of independent payment, Party B fails to regularly submit to Party A a written summary of the payment of loan funds in accordance with this contract, or refuses to cooperate with Party A to check whether or not the loan payment complies with the agreed purpose through methods such as account analysis, certificate inspection or on-site investigation.

(2) Party B violates this contract to evade Party A’s entrusted payment by separating a single payment into several drawdowns /payments with smaller amounts;

(3) Creditworthiness of Party B degrades or profitability of principal business of Party B becomes weak;

(4) The use of the loan funds becomes abnormal;

(5) The standard for entrusted payment is adjusted by the regulatory authority.

2.7 Account management

Based on negotiations between the Parties, Party B agrees to establish the following account with Party A that will be subject to monitoring by Party A:

(1) Party B agrees to establish a loan disbursement account as required by Party A, with the account name being OneConnect Smart Technology Co., Ltd. (Shenzhen) and the account number being [***]. The loan funds shall be paid into and withdrawn through this account. Party A has the right to impose dynamic monitoring on such account. If any abnormality is found, Party A has the right to take measures including but not limited to freezing of account and termination of payment.

(2) Party B agrees to establish a fund collection account as required by Party A:

☑ the fund collection account is the same as the loan extension account in item 1.

☒ [***].

Fund recovery of such account shall comply with the following: /

Where Party B fails to repay the debts owed to Party A under the loan on time, Party A has the right to deduct the funds from its fund collection accounts and/or other accounts established by Party B with any and/or all offices of Ping An Bank to repay all debts owed by Party B to Party A, including but not limited to the loan principal and interest and the relevant fees.

(3) Party B hereby acknowledges and agrees that Party A has the right to be informed and supervise the fund recovery of Party B (Party B shall provide necessary cooperation) and agrees that Party A has the right to early repayment of the loan depending upon the fund recovery of Party B.

Article 3 Repayment

3.1 Party B shall repay the principal by the following repayment method (2):

(1) [***]

(2) One-off repayment of principal upon maturity.

3.2 Where Party B repays the principal on a monthly basis, the principal repayment date shall be the interest settlement date of each month starting from the month in which the loan is disbursed; where Party B repays the principal on a quarterly basis, the principal repayment date shall be the interest settlement date every three months after the loan is disbursed; and where Party B repays the principal on an annual basis, the principal repayment date shall be the interest settlement date every 12 months after the loan is disbursed.

3.3 Party B shall pay all interests hereunder on time and in full in accordance with the provisions under Article 1 (Loan) hereof in connection with the interest settlement; if Party B fails to repay the loan as agreed when the loan expires or becomes mature early, Party A has the right to charge penalty interest on the loan principal from the overdue date on the basis of the actual overdue days in accordance with the overdue penalty interest standard agreed herein. If Party B fails to use the loan for the agreed purpose, Party A shall have the right to charge penalty interest on the misappropriated portion of the loan according to the misappropriation penalty interest standard agreed herein from the date on which the loan is used in violation of this contract. Interest that is not paid on time (including loan interest and penalty interest incurred) shall bear the compound interest at the penalty interest rate. Where the loan is both overdue and misappropriated, it shall bear compound penalty interest at the higher rate. For the loan that has been overdue for less than 90 days (inclusive), the principal and interest shall be repaid in the following order: (a) fee; (b) interest (including penalty interest and compound interest); (c) the principal; and for the loan that has been overdue for more than 90 days, the principal and interest shall be repaid in the following order: (a) fee; (b) the principal; and (c) interest (including penalty interest and compound interest).

3.4 Party B shall establish an account with Party A and deposit the full amount due and payable into such account before the agreed repayment date; Party B hereby irrevocably authorizes Party A to deduct the principal and interest of the loan and other relevant fees (if any) due from any account established by Party B with all offices of Ping An Bank on its own on the agreed repayment date and/or in any other deduction circumstance agreed herein.

3.5 Party B shall fully repay the principal and interest of the loan and any other fee (if any) hereunder on time. If Party B fails to repay any amount due in full and on time, Party A has the right to declare the early maturity of the loan hereunder and require Party B to repay all the loans immediately, and impose a penalty interest on all the outstanding loans starting from the overdue date.

3.6 Prepayment

(1) If Party B intends to prepay the loan, it shall submit a written application to Party A 30 days in advance and obtain Party A’s written consent. Unless otherwise agreed by Party A, such written application for prepayment submitted by Party B is irrevocable.

(2) Interest on the prepaid loans shall be calculated on the basis of actual days for which Party B has used such loan, and the aforesaid interest shall be paid together with the prepaid principal.

(3) If the actual loan term is shortened due to Party B’s voluntary prepayment, the original loan interest rate shall apply without adjustment in the corresponding interest rate bracket.

(4)☒ If Party B makes prepayment, it shall pay compensation to Party A. The compensation shall be paid by Party B to Party A along with the prepaid principal and interest payable thereon. The compensation shall be calculated at the prepayment amount ☒ the number of days in advance for prepayment ☒ the interest rate agreed herein. If the prepayment period is less than 30 days, the compensation shall be calculated on the basis of the actual days, and shall be reduced by 50%. If the prepayment period exceeds 30 days, the compensation shall be calculated on the basis of 30 days only.

Article 4 Representation and Warranty of Party B

4.1 Party B is a company legally incorporated, validly existing and in good standing within the jurisdiction where it is located. Party B has all the necessary corporate rights and governmental permission and approval to engage in the business it is currently carrying on, and both Party B and its controlling shareholders maintain a good credit standing.

4.2 Party B has obtained all the necessary authorizations and approvals for execution of this contract. Execution of this contract by Party B is the expression of its genuine intention and will not result in violation of its articles of association, relevant laws and regulations and/or agreements or commitments entered into by Party B and any third party. Party B did not violate any laws, regulations and rules related to environmental protection, energy conservation, emission reduction and pollution reduction up to the execution of this contract, and promises to strictly comply with such laws, regulations and rules after this contract is executed.

4.3 Other than those notified to Party A in writing prior to execution of this contract, Party B does not have any litigation, arbitration, execution, claim, reconsideration and other proceedings or other events or circumstances that may have a material adverse impact on the performance of this contract.

4.4 Party B shall, as required by Party A, promptly provide financial statements, numbers of all bank accounts, balances of deposits and loans and other relevant information requested and warrant that the documents and information provided are true, complete and objective and do not contain any false record, misleading statement or material omission. The financial statements are prepared in strict accordance with Chinese accounting standards.

Article 5 Rights and Obligations of Party B

5.1 Party B has the right to apply to Party A for disbursing loans under the conditions and terms agreed herein, except that Party A is not permitted to continue to disburse loans under this contract due to changes in national macro-regulation policies, requirements of regulatory authority for Party A to control the credit scale or credit borrowers and/or for any other reason not attributable to Party A.

5.2 Party B shall use the loan for the purpose agreed herein and repay all loan principal, interest and other fees (if any) in full and on time.

5.3 If Party B establishes an account with Party A, Party A shall have priority in respect to businesses such as deposit, settlement, account and/or financing under the same conditions.

5.4 Where Party B is a group customer, it shall report to Party A in writing within ten days from the date of occurrence of any connected transaction accounting for more than 10% of net assets, indicating the related relationship between the parties to the transaction, transaction items and transaction nature, transaction amount or corresponding proportion and pricing policy (including transactions with no amount or only nominal amount). The aforesaid group customer refer to any enterprise and public institution that: (a) directly or indirectly controls, or is controlled by, any other enterprise and public institution in equity or operation; (b) is commonly controlled by any third-party enterprise or public institution; (c) is directly or indirectly controlled by the key investor, key management or their close family members (including three or less generations of lineal relatives and two or less generations of collateral relatives); or (d) has any other related relationship in which assets and profits might not be transferred under the fair price principle, in which case it shall deemed as a group customer for credit management.

5.5 Party B shall notify Party A in writing 30 days in advance and obtain Party A’s written consent  before proceeding in any of the following circumstances on the part of Party B (except any circumstance which, in the reasonable judgment of Party A, does not have material impact on the performance of this contract):

(1) material changes in the operational system, ownership structure, form of property right organization or principal business, including but not limited to the implementation of contracting, lease operation, associate, shareholding system reform, merger (combination), acquisition, joint venture (cooperation), division, establishment of subsidiary, custody (takeover), sale of enterprise, transfer of property right, or reduction of registered capital;

(2) selling, giving, lending, transferring, mortgaging (pledging) or otherwise disposing of assets with a value exceeding 10% of its net assets;

(3) dividends exceeding 30% of the net profit after tax of the current year or 20% of all retained profits;

(4) additional investment accounting for more than 20% of its net assets after the credit line hereunder takes effect or the loan is disbursed;

(5) altering the debt terms with other banks or discharging its long-term debts in advance;

(6) repaying the debt to shareholders or actual controller of Party B;

(7) applying to any other bank for credit line, or providing guarantee to any third party, or relieving the debts of any third party, which involves debts exceeding 20% of its net assets.

5.6 Party B warrants that it will maintain reasonable financial ratios during the performance of this contract.

☒ Financial indicators shall always comply with the following standards during the performance of the contract:

Article 6 Rights and Obligations of Party A

6.1 Party A has the right to recover the principal and interest of the debt (including compound interest, and penalty interests on overdue loan and misappropriated loan) in accordance with this contract, collect the fees payable by Party B, and transfer the above principal and interest and fees directly from Party B’s account in accordance with this contract.

6.2 For a loan with a term of more than one year (excluding one year), Party A has the right to evaluate operation, financial position and the progress of specific projects of Party B and the guarantor pursuant to the loan conditions agreed herein at the time of loan disbursement, from the second year of loan disbursement, and then to adjust the loan amount, term and interest rate based on the evaluation results.

If there is a collateral (pledge), Party A has the right to request for the annual valuation of the collateral (pledge) by a valuation organization approved by Party A. If the value of the collateral (pledge) significantly decreases showing that it is no longer sufficient as security for the debt under the master contract, Party A has the right to require Party B to repay a part of the loan or provide other guarantee measures approved by Party A.

6.3 Party A has the right to require Party B to provide information related to the loan, and has the access to the place of business of Party B, in order to investigate, review and inspect the use of credit line and assets, financial position and operation conditions of Party B, for which Party B shall give cooperation; and Party A has the right to supervise Party B using the loan for the purpose agreed herein.

6.4 Party A is obliged to keep confidential the information provided by Party B, unless: (a) otherwise stipulated by laws and regulations or otherwise required by a competent authority or regulator; (b) disclosed in any legal or arbitration proceeding; (c) disclosed to the group or branches of Party A; (d) disclosed to a professional consulting organization it engages (including but not limited to lawyer and/or financial adviser); (e) circumstances in which such information is disclosable as otherwise agreed upon by the Parties; or (f) the information provided by Party B does not constitute confidential information.

Article 7 Breach

7.1 Any of the following events shall constitute breach hereunder on the part of Party B:

(1) There is any overdue interest, overdue repayment, advances or other due but unpaid debts in connection with the credit line or loan hereunder, or Party B fails to use the credit line funds for the purpose agreed upon by the Parties;

(2) Party B fails to use the loan fund in the agreed manner or evades the requirement of entrusted payment set forth in Article 2 hereof by separating a single payment into several drawdowns /payments with smaller amounts;

(3) Party B violates any of its representation, warranty or undertaking hereunder;

(4) Party B violates any of its obligations hereunder;

(5) Any information or material provided by Party B for Party A in connection with the execution or performance of this contract is not accurate or complete, conceals the true material information or involves material omission or is misleading;

(6) Party B fails to promptly complete the guarantee registration formalities (if necessary) related to this contract as required;

(7) Party B or the guarantor evades creditor’s rights of the bank through connected transactions or in any other manner;

(8) Party B or the guarantor is negligent in managing and recovering matured debts, or transfers property by disposing of its main property gratuitously or at unreasonably low price and/or in any other inappropriate manner, withdraws the registered capital, or engages in any other conduct to evade debts;

(9) Party B obtains funds or credit line from Party A or any other bank by means of the false contract and arrangement with any third party, including but not limited to discounting or pledging claims such as bills receivable with no real trade background;

(10) Party B or the guarantor violates any other contract (including but not limited to credit contract, loan contract or guarantee contract) with Party A or any other financial institution (including other branches of Party A) or engages in default under any debt security it issues;

(11) Party B’s guarantor violates the guarantee contract (including but not limited to the contract of suretyship, mortgage contract and/or pledge contract) or engages in any event of default thereunder, or the guarantee contract fails to take effect or is invalid or revoked, or the guarantee registration formalities are not completed as required; there is a significant decrease in the value of the collateral, or the collateral extinguishes, or there is a dispute in connection with ownership of the collateral; or the collateral is subject to procedures such as sealing up, detainment, freezing, deduction, retaining or auction;

(12) Party B or the guarantor (if any) suffers from serious financial losses, asset losses (including but not limited to asset losses due to its external guarantee) or other financial crises due to deterioration of its operation and financial position; or Party B, or its shareholders or actual controller, guarantor (if any), or the legal representatives or key management thereof are involved in major litigation, arbitration, or case, or is subject to administrative punishment, criminal sanction, or are involved in such administrative and criminal investigation procedures, or their major assets are subject to compulsory measures such as seizure, freezing or property preservation, or undergo any other event that causes them to fail to perform their duties normally; or Party B or the guarantor (if any) provides guarantee for a third party which has a material adverse impact on its financial position or its ability to perform its obligations hereunder; or Party B or the guarantor (if any) suffers from any of split, combination, material merger, acquisition and reorganization, material disposal of asset, registered capital reduction, closure, winding-up, suspension of production, suspension of business for rectification, liquidation, restructuring, non-voluntary revocation, non-voluntary dissolution, bankruptcy or revocation of business license; or Party B’s shareholders or actual controllers change, or any of the events listed in Article 5.5 hereof in connection with which a notice should be given actually occurs without prior consent of Party A, and Party A considers that such event would affect the security of its claims;

(13) The business period of Party B or the guarantor expires within the loan term, and the formalities for extending the business period have not been completed.

(14) Any other event or circumstance that may seriously affect Party B’s ability to perform its obligations hereunder occurs.

7.2 In case of any of the above events of default, Party A has the right to take one or more of the following measures:

(1) to stop or terminate the payment of any amount that has not been paid hereunder;

(2) to declare the early maturity of the credit line/loan hereunder, thereby requiring Party B to repay all or part of the principal, interest and fees of the credit immediately. Commencing from the date of occurrence of the events of default, Party A has the right to impose a penalty interest on all the debts under the credit line until Party B pays off all such debts (including but not limited to the principal, interest and the relevant fees). For the avoidance of doubt, the aforesaid fees include but are not limited to all fees incurred by Party A for realizing its creditor’s rights (see Article 7.3 hereof for details).

(3) To require Party B to provide new guarantee measures recognized by Party A;

(4) To adjust the loan amount, loan term and loan interest rate on the basis of the loan risk, and/or to change the loan payment method to the entrusted payment (if necessary);

(5) To directly make deductions from Party B’s account or the account of the relevant guarantor to discharge all or part of Party B’s debts hereunder (including the debts required by Party A to be discharged in advance), without obtaining prior consent of Party B;

(6) To exercise relevant guarantee rights, including but not limited to requiring the guarantor to immediately perform the guarantee responsibility, or to realize the guarantee rights by legally disposing of the collateral and/or pledge;

(7) To collect and deduct penalty interest hereunder;

(8) If Party A claims subrogation against Party B’s debtors or requests the court to revoke Party B’s waiver of its mature claims or gratuitous transfer of property or transfer of property at an obviously unreasonably low price, Party B shall provide all necessary cooperation and assistance as required by Party A, and all expenses incurred by Party A for this shall be borne by Party B;

(9) To take other relief actions permitted by laws or agreed herein.

7.3 The “fees for realizing the creditor’s rights” hereunder means the reasonable expenses incurred or required by Party A for collection of any debt of Party B hereunder due to Party B’s failure to repay such debt as scheduled, including but not limited to announcement, notarization, service of process, appraisal fee, legal fee, court costs, arbitration fee, travel cost, assessment fee, auction fee, property preservation fee, enforcement fee, and transfer fees. The “fees for realizing the creditor’s rights” of Party A hereunder shall be borne by Party B.

Article 8 Notification and Delivery

8.1 Notification and delivery

8.1.1 Principle for notification and delivery. Any notice, request or other documents to be sent by a Party hereto to the other Party hereunder shall be sent to such other Party in writing (including e-mail). The initial contact address, telephone, fax, email and contact person (if any) designated by each Party are indicated at the top of this contract.

8.1.2 Any communication between the parties hereto under this contract shall be deemed to have been given as follows:

(1) if delivered personally, at time of the signing the receipt by the addressee;

(2) if transmitted via telex or facsimile, at time of completion of the transmission and receipt of the correct return number or facsimile report;

(3) if sent by email, at time of sending the email;

(4) if sent by mail, the seventh day after the mail is deposited;

However, all notices, requests or other communications sent by Party B to Party A shall be deemed to have been given when such notice, request or communication is actually received by Party A, and for any notice, request or other communication sent to Party A by e-mail, telex or facsimile, the original thereof that is affixed with the common seal shall, within three days after such notice, request or communication is sent, be sent to Party A personally or by mailed for confirmation.

8.1.3 The addresses of each Party set forth herein are applicable to the service of various documents such as notice and agreement as well as the relevant documents and legal instruments at time of contract-related dispute, and they are also applicable to the first instance, second instance, retrial and enforcement proceedings after arbitration or civil litigation is initiated in connection with any such dispute.

8.1.4 Each Party agrees that it shall fulfill the obligation of notification if it intends to change its address for service, and shall give a written notice of such change within seven business days after such change is made. During the arbitration and civil proceedings, if a Party changes its address for service, it shall fulfill the obligation of notification of such change to the arbitration organization and the court. If a Party fail to fulfill the obligation of notification as mentioned above, its address for service set forth herein shall remain deemed as the valid address for service. If any legal instrument is not actually received by any Party because the address for service of such Party set forth herein is not accurate, such Party fails to promptly notify the other Party and court of any change in its address for service according to the procedures, or such Party or its designated receiver refuses to sign for such legal instrument, the instrument shall be deemed to be given on the date of return if the instrument is delivered by mail, and if the instrument is delivered personally, it shall be deemed to be given on the date on which the delivering person instantly records the information on the service receipt. Where a Party fulfills its obligation of notification of address change, the changed address for service shall be the valid address for service of such Party.

Article 9 Deduction

9.1 Party B hereby irrevocably agrees that if Party B owes Party A any due (including in the case of early maturity) but unpaid debt, Party A is entitled to directly deduct all or part of the principal and interest of such debt and/or any other relevant fee owed by Party B to Party A from any account opened by Party B with any and/or all offices of Ping An Bank at any time, and/or to dispose of and realize Party B’s assets maintained in such account to repay the debt Party B owes to Party A; and the interest, exchange rate and/or investment loss arising therefrom shall be borne by Party B.

9.2 Party A shall notify Party B in writing after such deduction or disposal or realization, and has the right to continue to claim the insufficient portion (if any) against Party B. If the proceeds of deduction involve multiple creditor’s rights or are insufficient to repay all due debts (including principal, interest and/or fees), unless otherwise specified herein, Party A has the right to determine the specific order in which the proceeds of deduction are used to discharge those creditor’s rights.

9.3 If currency conversion is involved in the deduction, the foreign exchange rate announced by Party A at the time of deduction shall prevail.

Article 10 Miscellaneous

If the exchange rate of the pledged foreign currency against RMB is decreased by 2% or more compared with that on the financing disbursement date, Party B shall, within 2 business days, make up for the difference by paying an amount corresponding to the extent of devaluation, otherwise Party A has the right to deem the pledge to be matured in advance and is entitled to dispose of the pledge.

Article 11 Supplementary Provisions

11.1 If the credit line hereunder is the credit line under the credit facility contract, the guarantee method thereunder is also applicable.

11.2 The term “mature”, “maturity”, “due” or “expiration” mentioned herein includes the ordinary maturity and the early maturity declared by Party A. Unless the context otherwise requires, any reference to “interest” shall be deemed to include normal interest, overdue penalty interest, misappropriation penalty interest and compound interest (if any). Unless otherwise agreed herein, if a date specified herein or the last day of a period specified herein is a statutory holiday, it shall be postponed to the first business day thereafter.

11.3 Special agreements on notarization:

☒ The Parties agree to notarize this contract for enforcement.

After the Parties cause this contract to be notarized for enforcement, if Party B fails to fulfill or partially fulfills its obligations hereunder, Party A has the right to apply to the original notarization authority for the enforcement certificate, and Party A shall then present the original notary certificate and the enforcement certificate to the people’s court of competent jurisdiction (namely the people’s court of the place where the person or the property against which this contract is enforced is domiciled or located) for enforcement of this contract.

☑ This contract is not notarized for enforcement.

11.4 Within the term of this contract, any indulgence, grace or leniency in exercise of entitlements of Party A hereunder offered by Party A in connection with any default or delay on the part of Party B shall not influence, damage or limit any rights to which Party A is entitled as a creditor under this contract and the relevant laws, and shall neither be considered as Party A’s permission or recognition of any act breaching this contract nor be considered as Party A’s waiver of any right to take actions against current or future breach.

11.5 Evidence of creditor’s rights and other documents.

(1) The single credit application, credit contract, loan receipt, credit certificate and other legal documents forming creditor-debtor relationship (including but not limited to all legal documents related to this contract sent by Party A to Party B, payment vouchers formed by the Parties in the process of handling business, monthly statement of accounts, transaction records kept by Party A of Party B’s accounts, various notices sent by Party A to Party B, commitment letters and declarations unilaterally issued by Party B to Party A ) involved herein are all valid parts of this contract and have the same legal effect as this contract.

(2) Unless there is evidence to the contrary confirmed by the court, internal accounting records and system records of Party A on principal, interest, fee and repayment records, and documents, payment vouchers, records of bank collection and reminder, vouchers, notices and others issued or retained by Party A in the course of dealing with Party B shall constitute conclusive evidence to effectively prove the creditor-debtor relationship between the Parties. Party B has no objection thereto.

(3) So far as the statement of account is concerned, if Party B has any objection to the relevant contents of the business statement provided by Party A, it shall submit such objection within ten days upon receipt of the statement of account; otherwise Party B is deemed to agree upon all the contents listed therein.

(4) If the Parties need to supplement agreements with respect to any matter not covered herein, the Parties may either agree that such agreements shall be inserted in Article 10 (Miscellaneous), or enter into a separate written agreement as an annex hereto. Annexes to this contract are an integral part of this contract and have the same legal effect as the body of this contract.

11.6 Party B agrees and authorizes Ping An Bank to inquire about basic information and credit information of Party B of the basic database of financial credit information for Party B’s credit business application and subsequent management during the credit business application of Party B and existence of such business. Party B agrees and authorizes Ping An Bank to submit basic information and credit information of Party B, including but not limited to credit information and information that has a negative impact on the credit standing of the information subject, to the basic database of financial credit information in accordance with the Regulations on the Administration of Credit Reporting Industry.

11.7 Party B hereby expressly agrees that Party A is entitled to transfer all or part of its rights and obligations hereunder to its branches or affiliates or any third parties during the performance of this contract without repeatedly soliciting Party B’s opinions. For the purpose of transfer, Party A is entitled to reasonably disclose the information about Party B hereunder to the potential transferee in connection with this contract; but without the consent of Party A, Party B shall not transfer any of its rights and/or obligations hereunder.

11.8 If any content of this contract is legally invalid or partially invalid for any reason, the validity of other clauses or contents is not affected. If any such circumstance occurs, Party A has the right to terminate this contract and recover all principal and interest and other relevant amounts hereunder from Party B; and Party B shall cooperate with Party A to immediately refund all the loan principal and the amount equivalent to the interest accrued hereunder plus other fees payable hereunder.

11.9 This contract shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute arising from the performance of this contract shall be settled by the Parties through negotiations. If negotiations fail, any such dispute shall be settled according to the following item (2):

(1) [***]

(2) Bring the dispute to the people’s court of the place where Party A is located.

(3) [***]

11.10 This contract shall come into force after being signed by the Parties (signed or affixed with seals by the authorized signatory and affixed with common seal of each Party).

11.11 The original of this contract is executed in four counterparts, with Party A holding two copies, and ☑ the guarantor of Party B ☒ and the registration authority holding one copy respectively.

Each Party hereto irrevocably acknowledges and declares that it has fully read, understood and confirmed its consent to the content of this contract, and that Party A has provided Party B with necessary explanations and notes on the important and/or bolded clauses therein. Now therefore, the Parties hereby execute this contract as follows:

Party A (Seal): Ping An Bank Co., Ltd.

Legal representative (responsible person) or authorized agent (signature):

Zhiqun Yang

Date: March 25, 2020

Party B (Seal): OneConnect Smart Technology Co., Ltd. (Shenzhen)

Legal representative (responsible person) or authorized agent (signature):

Wangchun Ye

Date: March 25, 2020

Annex 1

Installment Payment Schedule for Loan Principal of Party B

Loan Contract Name: Loan Contract

Loan Contract Number: PING YIN(SHENZHEN) DAI ZI No. B251202003030001

Borrower: OneConnect Smart Technology Co., Ltd. (Shenzhen)

Number	Date of repayment	Amount of repayment (in words)

Annex 2

Request for Entrusted Payment of Loan

Ping An Bank Co., Ltd. Shenzhen Branch:

In accordance with the Loan Contract PING YIN(SHENZHEN) DAI ZI No. B251202003030001 entered into by and between the Bank and us, we hereby apply for payment of the funds, and irrecoverably authorize the Bank to pay the loan funds to the transaction counterparty designated by us. The account number for receiving the loan funds is [***]. The specific payment receiver and amount are as follows:

No.	Receiver	Amount	Account number	Beneficiary bank	Payment date	Specific purpose
1
2
3
4
5

We will provide evidence such as commercial contract in relation to this request for payment in accordance with the aforesaid contract, and warrant that such evidence is true, legal and valid.

Applicant:
Seal:
Signature of authorized signatory:

(Specimen Seal)
(Month) (Day), (Year)

Account manager (Signature and comments):

Head of branch or team (Signature and comments):

Remarks: All spaces in the request, including the application date, are required.